Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chaparral Resources, Inc. Stock Warrant Plan of our report dated March 26, 1998, with respect to the consolidated financial statements of Chaparral Resources, Inc. included in the annual Report (Form 10-K) for the period ended December 31, 1997.


                                                /s/  Ernst & Young LLP
                                                --------------------------------
                                                ERNST & YOUNG LLP


Houston, Texas
April 1, 1998